Exhibit 32.1
CERTIFICATIONS OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with this Quarterly Report on Form 10-Q of Virtus Investment Partners, Inc. (the “Company”) for the period ended September 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 8, 2023

/S/ GEORGE R. AYLWARD
George R. Aylward
President, Chief Executive Officer and Director
(Principal Executive Officer)

/S/ MICHAEL A. ANGERTHAL
Michael A. Angerthal
Executive Vice President, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)